EXHIBIT 5.2.i

                                                 Agreement Number:______________

                               CUSTOMER AGREEMENT

         This Agreement is made and entered into this 14th day of October, 1995, by and between Xiox Corporation (formerly Summa Four Business Products, Inc.), a Delaware Corporation (hereinafter referred to as "Xiox"), having its principal place of business at 150 Dow Street, Manchester, New Hampshire 03101 and Richard Alter or Assignee (hereinafter referred to as "Customer"), having its principal place of business at 1733 Woodside Road, Suite 320, Redwood City, CA 94061

         Xiox appoints the Customer as a non-exclusive distributor of the Equipment set forth below in the terms stated herein and subject to the General Terms and Conditions attached hereto.

         Customer accepts the non-exclusive appointment and agrees to use its best efforts to diligently promote the sale of the Equipment.

           1.     Term of Agreement
                    This Agreement shall have a term of five (5) year(s) beginning October 1, 1995, (the "Effective Date") unless sooner terminated pursuant to its terms.

           2.     Discount Levels
                    Discount levels are based on the annual sales forecast of customer per the following schedule.

                                    Sales Volume       Discount

                                    $10,000 - $24,999    (*)
                                    $25,000 - $49,999    (*)
                                    $50,000 - $99,999    (*)
                                    over $100,000        (*)

                    Sales levels are reviewed quarterly and discounts may be adjusted with 30 days written notice.

           (*) Confidential treatment has been requested for this portion of the agreement.



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 1 -

           3.     Equipment

                    Customer shall act as a non-exclusive distributor for Xiox's call data recording and telemanagement systems.

           4.     Entire Agreement

                    This Agreement consisting of the Customer Agreement, and General Terms and Conditions, constitutes the entire agreement between the parties. This Agreement supersedes all proposals, oral or written and all negotiations, conversations, or discussions heretofore held between the parties related to this Agreement.

                    For:
                         -------------------------------

                    By:
                         -------------------------------
                           Richard Alter

                         -------------------------------


                    Title:     Proprietor
                         -------------------------------


                                             For Xiox Corporation:

                                             By:
                                                  ------------------------------
                                                      William H. Welling

                                                  ------------------------------

                                             Title:   Chairman/CEO
                                                  ------------------------------


                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 2 -

                               CUSTOMER AGREEMENT
                          GENERAL TERMS AND CONDITIONS


INTRODUCTION.

         XIOX and CUSTOMER agree to the terms and conditions set forth herein and in the attached Customer Agreement, notwithstanding contrary preprinted terms in any form utilized by the CUSTOMER in purchasing any Equipment. Any typewritten or handwritten terms endorsed on any other form utilized by the CUSTOMER in purchasing the Equipment shall be mutually agreed to in advance of submission and acknowledged in writing upon receipt. No contract or amendment entered into after this Agreement shall amend any provisions of this Agreement, except as provided in writing signed by both XIOX and CUSTOMER.


  1.       EQUIPMENT.

         The term "Equipment" as used in this Agreement shall mean all hardware units, software/firmware components, accessories and spare parts supplied by XIOX and purchased by the CUSTOMER pursuant to this Customer Agreement. Equipment shall conform to published product specifications.

  2.       CUSTOMER RESPONSIBILITIES.

           A. CUSTOMER shall service end-user customers and be fully responsive to their requirements in all respects, including, but not limited to, providing prompt installations, maintenance and service by qualified personnel.

           B. CUSTOMER agrees it will not, nor will it permit any of its agents, or employees or Dealers to, convert, adjust, alter or modify the Equipment or any parts or components thereof unless such action is in strict accordance with the pertinent XIOX specifications.

           C. CUSTOMER shall not sell, install, service or maintain the Equipment, nor cause same to be effected in violation of any certification or registration requirements or regulation promulgated by the Federal Communications Commission or in violation of any other federal, state or local law, regulation or ordinance.

           D. CUSTOMER will not, nor will it permit any of its agents, or employees to, sell, install or offer for sale any Equipment or part which is represented to be a genuine XIOX equipment or part, unless it is in fact genuine and new based upon XIOX's representation as such to the CUSTOMER.



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 3 -

           E.

           F. CUSTOMER shall have no right or power to pledge XIOX's credit or to enter into any contract on XIOX's behalf or to bind XIOX in any respect. CUSTOMER is not, and shall not represent itself as an employee, agent, partner or legal representative of XIOX or as being authorized to assume or create obligation of any kind, express or implied, on behalf of XIOX.

  3.       TRADEMARKS,TRADE NAMES.

           A. CUSTOMER is hereby granted a license to sell and market the Products under XIOX's trade names and trademarks. CUSTOMER shall not alter, obliterate, or remove any trade names, trademark or serial number carried on any Product or part thereof or add any name, brand, or trademark thereto without the prior written approval of XIOX.

           B. CUSTOMER agrees not to display or use any of XIOX's trade names or trademarks or permit the same to be displayed or used by third parties, other than in connection with the sale, distribution or promotion of the Products, without the prior written consent of XIOX. CUSTOMER shall not use any party of any of XIOX's trade names or trademarks as part of its own name or in any other manner not specifically permitted by this Section 3 without the prior written approval of XIOX.

           C. It is expressly understood by CUSTOMER that trade names or trademarks of XIOX are proprietary to it and that this
                    Section 3 does not contain the grant of a general license to use said trade names and trademarks other than as specifically set forth in this Section 3.

           D. Upon the expiration or termination of this Agreement, any and all rights or privileges of CUSTOMER to use XIOX's trade names or trademarks and to designate itself as a XIOX distributor, shall terminate.



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 4 -

  4.       PRICES AND SERVICE CHARGES.

           A. XIOX's Pricing Guide and Cancellation Policy. The prices to be paid for XIOX's Equipment available to the CUSTOMER, pursuant to this Agreement are those prices in the XIOX published price list. XIOX's pricing is based on CUSTOMER's commitment to purchase and volume of purchases, which enables XIOX to reduce pricing. Therefore, purchases agreed to by CUSTOMER are not subject to cancellation by CUSTOMER.

           B.       Billing.

                    1. Billing for equipment purchased by the CUSTOMER shall take place according to the credit terms established, F.O.B. factory, for the particular Equipment being billed by XIOX. Payments received by XIOX more than thirty (30) days after billing to the CUSTOMER, ("delinquent amounts"), shall be subject to a service charge. That service charge shall be in the amount of the lesser of:

                              (i)      A  percentage   per  annum  on  all  such
                                       delinquent  amounts,  compounded monthly;
                                       or

                              (ii) The highest interest rate permitted by applicable law.

  5.       WARRANTY.

           A. All claims under this warranty must originate with the CUSTOMER. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL OTHER SUCH WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED BY XIOX.

           B.       XIOX's warranty is as follows:

                    1. Equipment purchased by the CUSTOMER carries with it a warranty with the following provisions:

                              (i) XIOX warrants that Equipment will perform in accordance with XIOX's published product specifications. XIOX warrants Equipment against defects in material and workmanship for a period of fifteen (15) months from the date of shipment or
                                       twelve   (12)   months   from   date   of
                                       installation,  whichever is sooner.  This
                                       warranty does not apply to Equipment that
                                       is    opened    without



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 5 -
                                       authorization,   mishandled   or  damaged
                                       after  leaving   XIOX's   factory.   This
                                       warranty  does  not  apply  to  Equipment
                                       which is operated under  conditions other
                                       than  normal use for which the  Equipment
                                       was  designed.  Also,  this warranty does
                                       not  apply  to  Equipment  that  has been
                                       altered   in  any  way  which   would  be
                                       detrimental to the performance or life of
                                       the Equipment, or misapplication, misuse,
                                       negligence or accident. XIOX reserves the
                                       right  to  employ   factory   refurbished
                                       assemblies in fulfilling any order. All such assemblies are warranted in the same manner as new.


                              (ii) XIOX's obligation under this warranty is expressly limited to the replacement or repair of any part or parts thereof as determined by XIOX. The costs of any transportation to XIOX, at its New Hampshire location for repairs or replacements, that may be undertaken at XIOX's location, shall be prepaid by the CUSTOMER.

                              (iii) If the CUSTOMER notifies XIOX within the applicable warranty period of the defect covered by XIOX's warranty, XIOX shall thereupon correct such defect. Such a correction shall be accomplished either by repairing any defective part or parts, or by making available a repaired or replacement part, and returning repaired or replaced Equipment to the CUSTOMER's location via common carrier at XIOX's expense, within thirty (30) days of receipt thereof.

                              (iv) The foregoing shall constitute the sole remedy of the CUSTOMER, and the sole liability of XIOX. (Note: This is a "Limited Warranty" as defined by the Magnuson-Moss Act of 1975.)

           C.
                1. If the unit is out of warranty, it will be repaired, and the CUSTOMER will be invoiced at XIOX's standard repair costs. The CUSTOMER is responsible in all cases for transportation to and from XIOX's repair location.



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 6 -

                2. Repair Authorization: Items for repair will not be accepted for return without authorization from XIOX Corporate offices.

                         The repair authorization will advise the CUSTOMER as to the closest point of repair, and the best method of shipment.

  6.       DELIVERY, TITLE, AND RISK OF LOSS.

           XIOX will ship Equipment ordered by the CUSTOMER on or before the time indicated in the Customer Purchase Order. XIOX agrees to use its best effort to ship as close to said date as possible. However, under no circumstances shall XIOX be liable for any loss or damage caused by delay in furnishing or shipping. Title and risk of loss to Equipment shall pass to the CUSTOMER upon delivery to the common carrier at XIOX's point of shipment.

  7.       LIMITATION OF LIABILITY.

           The CUSTOMER understands and agrees to the following conditions:

           A. Sole and Exclusive Remedies: Except for the CUSTOMER's remedies as set forth in Section 9 hereof and breach by XIOX of the provisions of Section 10 hereof, for which there shall be no limitation of liability, the sole and exclusive remedies of the CUSTOMER and the liability of XIOX to the CUSTOMER for any cost, claim or demand or liability arising out of the supplying of the Equipment or its use whether in contract, in tort or any other cause of action shall not in any case exceed One Hundred Thousand Dollars ($100,000.00).

           B. Special, Incidental, or Consequential Damage: Except for damages caused by XIOX's breach of its warranties and/or obligations detailed in Section 10, in no event shall XIOX's liability include any special, incidental or consequential damage of any kind, even if XIOX shall have been advised of the possibility of such potential loss or damage.

  8.       FORCE MAJEURE.

           XIOX shall not be liable for any loss, damage or delay in the production or delivery of any of the Equipment covered thereby if such loss, damage or delay shall be due to any cause whatsoever beyond its control. Causes beyond XIOX's control include, without limitation, Acts of God, acts or regulations or decrees of any Government, acts of the enemy, events of war, embargo, strike, lockout, dispute with workers, accidental delay in transportation, shortage of fuel, excessive demand for products over available supply, inability to obtain material, earthquakes, flood, fire, riots, unusually severe weather or other causes. In the event of any such excusable delay, the date of delivery shall be extended for a period equal to the period of such delay.


                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 7 -

  9.       PATENT & OTHER PROPRIETARY RIGHTS: INDEMNIFICATION.

           A. XIOX warrants that XIOX's Equipment and/or related Software furnished and manufactured by XIOX will not infringe upon or violate any patent, copyright, trade secret, or any other proprietary right of any third party. In the event of any claim by a third party against the CUSTOMER asserting or involving a patent, copyright, trade secret, or proprietary right violation which concerns any XIOX Equipment and/or related manufactured Software acquired by the CUSTOMER from XIOX hereunder, XIOX will, provided the CUSTOMER is not in default under the terms of this Agreement, defend at its sole authority and expense, and will indemnify the CUSTOMER against any loss, cost, expense, and/or liability arising out of such a claim, whether or not such claim is successful. The foregoing indemnification by XIOX is conditioned upon the CUSTOMER giving XIOX prompt written notice of any such claim, action, or allegation of infringement.

           B. The foregoing indemnification provision contained in this entire section does not apply to any infringement occasioned by modification by the CUSTOMER or third party of any item of XIOX'S Equipment and/or related manufactured Software, or the use of an item of XIOX'S Equipment and/or related manufactured Software with any adjunct or device added by the CUSTOMER or third party. This Section contains the CUSTOMER's sole and exclusive remedy of patent, copyright, trade secret, or other proprietary right of infringement.

           C. Customer agrees to indemnify XIOX, its assigns, employees, and agents against all claims, losses, damages, actions, expenses, including costs and reasonable attorney's fees, and other liabilities arising out of, or resulting from CUSTOMER's particular use of XIOX'S Equipment and/or related manufactured Software as a part of a CUSTOMER invention, or as part of a unique CUSTOMER configuration of XIOX'S Equipment, and/or related Software which includes other material not supplied by XIOX, or not approved by XIOX, and which leads to a claim by a third party asserting a patent, copyright, trade secret, or proprietary right violation.

  10.      TRADE SECRETS OF CUSTOMER AND XIOX.

           A. The CUSTOMER and XIOX shall each receive and hold in confidence, and only for the purpose of this Agreement, all trade secrets, customer lists, and confidential data of the other party which are marked "Confidential" and/or "Proprietary", or which the receiving and holding party knows, or has reasons to know are considered trade secrets, customer lists, or confidential data by the other party. The contents of



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 8 -
                    this Section 10 shall survive the termination of the Agreement for whatever cause. In the event of a breach or threatened breach by XIOX or the CUSTOMER, or an employee of the CUSTOMER or XIOX of the provisions of this Section 10, the CUSTOMER or XIOX shall be entitled to an injunction restraining the CUSTOMER or XIOX, and/or any such employee from any use or disclosure, or threatened use or disclosure, in whole or in part, of the CUSTOMER's or XIOX's trade secrets forbidden in this Section 10. Nothing herein shall be construed as prohibiting XIOX or CUSTOMER from using any other remedies available for such breach, or threatened breach, including recovery of damages.

  11.      CLAIMS AND RETURNED GOODS.

           A. Notice of Claim for any cause whatsoever, (including claims for shortage), shall be made in writing to XIOX'S New Hampshire office within thirty (30) days of receipt of Equipment by the CUSTOMER from the carrier. Any and all claims not specified in such a written notice shall be conclusively deemed waived by the CUSTOMER. The CUSTOMER shall afford XIOX prompt and reasonable opportunity to inspect goods as to which any claim is made, as stated above.

           B. The CUSTOMER should, in no case, return material to XIOX without first obtaining specific written authorization. Material must be securely packed and returned in like-new condition.

           C. Goods damaged in transit, not covered by common carrier insurance, will not be reimbursable by XIOX.

  12.      XIOX ASSISTANCE AND SUPPORT.

           A.       XIOX will be responsible to:

                    1. Warrantee of product as defined in Section 5 of the Agreement.

                    2. Perform all repairs on returned material within the then existing service policies.

                    3. Provide training and certification to CUSTOMER's qualified personnel at XIOX's Manchester, N.H. location. CUSTOMER shall be responsible for all class registration fees, travel and expenses. XIOX reserves the right to provide the scheduling for this program and shall have the option not to conduct any session for less than 3 people.


                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 9 -

                    4. If installation or maintenance support is required, CUSTOMER will be invoiced in accordance with the then existing Business Products Support Policy.

           B.       CUSTOMER will be responsible for:

                    1.       Providing all telephone support to end user.

                    2.       Providing all field service to end user.

  13.      TERMINATION.

           A. Either party may terminate this Agreement at any time by giving the other party ninety (90) days prior notice to such termination.

           B. XIOX may terminate this Agreement immediately upon notice of such termination to CUSTOMER as follows:

                    1. In the event of insolvency of CUSTOMER or the institution of voluntary or involuntary proceedings in bankruptcy or under any other insolvency law, or an arrangement with creditors or corporate reorganization or receivership or dissolution of CUSTOMER, or an assignment by CUSTOMER for the benefit of creditors or suppliers.

                    2. In the event that CUSTOMER defaults in the payment of any obligation owing to XIOX hereunder or fails to comply with any other term or condition of sale as set forth in EXHIBIT A.

                    3. In the event of assignment or attempted assignment of the Agreement, or of any interest or right therein, by CUSTOMER without XIOX's written consent.

                    4.       In the  event  of  any  significant  change  in the
                             ownership  or  management   of  CUSTOMER   effected
                             without XIOX's prior written consent.

                    5 In the event of the conviction of an officer, director or major stockholder of CUSTOMER for any crime, which, in the opinion of XIOX, adversely affects the interests of CUSTOMER or of XIOX.

                    6. In the event that CUSTOMER has breached any of its obligations hereunder.


                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 10 -

           C. Upon the effective date of termination, all indebtedness of CUSTOMER due to XIOX shall become immediately due and payable and CUSTOMER shall return to XIOX any and all product samples, catalogs, price lists, forms or other material furnished by XIOX to CUSTOMER hereunder.

  14.      LICENSE.

           A. XIOX hereby grants to CUSTOMER a non-exclusive license to use the software in conjunction with the Equipment for the purposes of marketing Equipment, providing technical support for the Equipment and using Equipment for its intended purposes. CUSTOMER agrees not to decompile, modify, transfer or assign the Software and further agrees not to copy or duplicate the Software except for backup or archive purposes or for distribution to sub licensees provided the applicable license fee provided for in this Agreement, if any, is paid to XIOX.

           B. CUSTOMER may grant non-exclusive sub licenses to its End Users to use the software listed in Exhibit "A" in conjunction with the Equipment. Each sub license granted shall be in writing, signed by the sub licensee, and shall include as a minimum the following terms and conditions:

                    (1) The sub licensee shall agree not to decompile, modify, transfer or sub license the Software. All notices and legends shall be maintained on all copies of the software and associated documentation.

                    (2) The sub licensee shall not copy or duplicate the Software except for backup or archive purposes.

                    (3)      The  sub  licensee  shall   acknowledge   title  to
                             Software   shall   remain  with  the   licenser  of
                             CUSTOMER.

                    (4) The sub licensee shall be subject to termination by CUSTOMER in the event sub licensee fails to comply with the terms and conditions of the sub license. Provided the sub licenses are granted in accordance with the terms of this Section 14 (B), the sub licenses shall remain in effect regardless of expiration, termination or cancellation of this Agreement.

                    (5) The sub licensee shall only use the Software in connection with their use of the Equipment.


                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 11 -

  15.      GENERAL PROVISIONS.

           A. Applicable Law: This Agreement and any transaction between XIOX and the CUSTOMER hereunder shall be governed and construed to accordance with the laws of the State of New Hampshire, United States of America.

           B. Assignment: The CUSTOMER shall not assign or otherwise transfer its rights and obligations under this Agreement without written consent of XIOX, and such consent shall not be unreasonably withheld. XIOX may assign or otherwise transfer its rights and obligations to its subsidiaries, affiliates or successors in interest by merger, operation of law, assignment, purchase or otherwise, of all or a portion of its business. The CUSTOMER may not appoint agents or sub-distributors without prior written approval of XIOX, and such approval shall not be unreasonably withheld.

           C. Amendment: This Agreement shall not be deemed or construed to be modified, amended, superseded, cancelled, or waived in whole or in part, except by written amendment, signed by XIOX and CUSTOMER which specifically states that such modification, amendment, cancellation or waiver is made pursuant to this Section.

           D. Actions: No action, regardless of form, arising from the transactions under this Agreement, may be brought by either party more than two (2) years after the party bringing the action became aware of or had reason to become aware of the accrual of the cause of action brought.

           E. Notices: Any notice required to be made by the terms of this Agreement shall be made in writing, and shall be deemed to have been duly given, if delivered personally, or sent by certified mail (return receipt requested) to the parties at the address set forth in the Customer Agreement.

           F. Agency: This Agreement does not constitute the CUSTOMER as the agent or legal representative of XIOX for any purpose whatsoever. The CUSTOMER is not granted any expressed or implied rights, or authority to assume or create any obligation or responsibility on behalf of, or in the name of, XIOX, or to bind XIOX in any manner whatsoever. Except insofar as it is specifically provided otherwise in this Agreement, the CUSTOMER shall be solely responsible for any and all obligations or responsibilities incurred or assumed by it in the performance of this Agreement.



                               CUSTOMER AGREEMENT
                       General Terms and Conditions - 12 -